UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013

OCULUS INNOVATIVE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Oculus Innovative Sciences, Inc. is participating in the Marcum MicroCap Conference on Thursday, May 30, 2013. Jim Schutz, President and Chief Executive Officer of Oculus, is scheduled to deliver a presentation beginning at 1:30pm EDT at the conference. The presentation slides for use in conjunction with the conference are being furnished pursuant to Regulation FD as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the slide presentation for use in connection with the conference is attached to this Current Report on Form 8-K as Exhibit 99.1, and incorporated by reference herein. The slide presentation contained in the exhibit includes statements intended as "forward-looking statements," which are subject to the cautionary statement about forward-looking statements set forth in the exhibit. The slide presentation is being furnished, not filed, pursuant to Regulation FD. Accordingly, the slide presentation will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the slide presentation is not intended to, and does not, constitute a determination or admission by the Company that the information in the slide presentation is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Slide Presentation dated May 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oculus Innovative Sciences, Inc. (Registrant)

Date: May 30, 2013	By:	/s/ Robert Miller
Name: Robert Miller
Title: Chief Financial Officer

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